UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 12, 2011, Discover Financial Services (the “Company”) announced that it had signed an agreement to acquire substantially all of the operating and related assets of Home Loan Center, a subsidiary of Tree.com, Inc., for approximately $55.9 million. This amount consists of $35.9 million to be paid at closing and $10 million to be paid on each of the first and second anniversaries of the closing, subject to conditions. A conference call to discuss the planned acquisition will be held at 8 a.m. Central time on May 13, 2011, and can be accessed by dialing 1-888-895-5479 (U.S. domestic) or 1-847-619-6250 (international), passcode 29786461. The call will be accessible as an audio webcast through the Investor Relations section of the Company’s website at www.discoverfinancial.com. For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing 1-888-843-7419 (U.S. domestic) or 1-630-652-3042 (international), passcode 29786461, beginning at approximately 10:30 a.m. Central time. The replay of the conference call will be available through June 12, 2011. A copy of the press release concerning this transaction is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Discover Financial Services Press Release dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: May 12, 2011	By:	/s/ Simon Halfin
Name: Simon Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Discover Financial Services Press Release dated May 12, 2011